UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2016

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 18, 2016, Symantec Corporation (the “Company”), Symantec Operating Corporation (the “Guarantor”), Wells Fargo Bank, National Association as Term Loan A-1/Revolver Administrative Agent, JPMorgan Chase Bank, N.A. as Term Loan A-2 Administrative Agent, and the financial institutions party thereto as lenders, entered into an Amendment Agreement, dated as of July 18, 2016 (the “Amendment Agreement”), to the Credit Agreement, dated as of May 10, 2016, by and among the Company, the administrative agent and the financial institutions party thereto as lenders (the “Existing Credit Agreement”). Under the terms of the Amendment Agreement, the Existing Credit Agreement will be amended and restated, with such amended and restated credit agreement (the “Amended and Restated Credit Agreement”) to become operative upon the closing of the Company’s pending acquisition of Blue Coat, Inc., a Delaware corporation (the date of such closing, the “Blue Coat Closing Date”).

The Amended and Restated Credit Agreement will: (i) amend the covenant requiring that the Company maintain a ratio of consolidated funded debt to consolidated EBITDA that is less than a stated maximum to increase that maximum to 5.50:1.00 as of the Blue Coat Closing Date, decreasing to 4.75:1.00 24 months after the Blue Coat Closing Date; (ii) remove the requirement that the Company maintain a minimum ratio of consolidated EBITDA to consolidated interest expense; (iii) provide for an additional $800,000,000 in term loan commitments under a new term loan facility with a maturity date that is three years after the Blue Coat Closing Date (the “Term A-2 Loans”); (iv) specify that the borrowing of Term A-2 Loans on the Blue Coat Closing Date shall be subject to limited conditionality customary in acquisition financings; and (v) make certain other revisions to the Existing Credit Agreement.

The revolving loan and term loan obligations of the Company under the Amended and Restated Credit Agreement will continue to be guaranteed by the Guarantor.

All Term A-2 Loans under the Amended and Restated Credit Agreement will bear interest at a rate that varies according to a ratings-based pricing grid. The interest rates for the loans that are currently outstanding under the Existing Credit Agreement are not being amended by the Amendment Agreement.

The foregoing description of the Amendment Agreement and the Amended and Restated Credit Agreement are qualified in their entirety by reference to the full text of the Amendment Agreement and the Amended and Restated Credit Agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2016.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated here by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: July 20, 2016	By:	/s/ SCOTT C. TAYLOR
Scott C. Taylor
Executive Vice President, General Counsel and Secretary

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